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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference of our firm and to the use of our reports effective December 31, 2011; December 31, 2010; and December 31, 2009, dated February 16, 2012; February 3, 2011; and February 2, 2010, respectively, in the Kosmos Energy Annual Report on Form 10-K for the year ended December 31, 2011 incorporated herein by reference. We also consent to the reference to us under the heading "Experts" in this Form S-3 Registration Statement and the Prospectus to which the Registration Statement is related to be filed with the U. S. Securities and Exchange Commission on or about June 22, 2012.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
June 22, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS